Filed with the Securities and Exchange Commission on November 9, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Globalstar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

461 South Milpitas Blvd.
Milpitas, California	95035
(Address of principal executive offices)	(Zip code)

Globalstar, Inc. 2006 Equity Incentive Plan
and
Director Stock Option Agreement

(Full title of the plans)

Fuad Ahmad
Vice President and Chief Financial Officer
Globalstar, Inc.
461 South Milpitas Blvd.
Milpitas, California 95035
(408) 933-4000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Globalstar, Inc. 2006 Equity Incentive Plan(3)
Common Stock,
$0.0001 par value	1,200,000	$15.09	$18,108,000	$1,938

Director Stock Option Agreement
Common Stock,	120,000	$2.67	$320,400	$34
$0.0001 par value				$1,972

(1)           The securities to be registered include options and rights to acquire Common Stock.

(2)           This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such shares pursuant to the antidilution provisions of the plans.

(3)           The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), upon the average of the high and low prices of the Common Stock on November 7, 2006, as reported on the Nasdaq Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

Globalstar, Inc. (the “registrant”) hereby incorporates by reference in this registration statement the following documents and information as filed with the Securities and Exchange Commission (the “SEC”):

(a)          The registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with the registrant’s registration statement on Form S-1 (File No. 333-135809), which contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b)         All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above.

(c)          The description of the registrant’s Common Stock contained in its registration statement on Form 8-A (File No. 001-33117) filed under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The registrant’s certificate of incorporation provides that, to the fullest extent provided from time to time by Delaware law, the registrant (a) shall indemnify its directors and officers against judgments, fines, penalties, amounts paid in settlement and expenses incurred by them in connection with actions, suits, proceedings or claims arising out of their service to the registrant and, upon receipt of certain undertakings, shall advance expenses to them in connection with such matters and (b) may maintain insurance or make other financial arrangements on behalf of its directors and officers for any liability and expenses incurred by them, whether or not the registrant has authority to indemnify them against such liability and expenses.  No arrangement made by the registrant may provide protection for a person judged liable for intentional misconduct, fraud or a knowing violation of law, unless advancement of expenses or indemnification is ordered by a court.

The registrant intends to maintain directors’ and officers’ liability insurance insuring its directors and executive officers against certain liabilities arising out of their service as such to the registrant.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

5.1                                             Opinion of Counsel

23.1                                       Consent of Counsel (included in Exhibit 5.1)

23.2                                       Consent of Crowe Chizek and Company LLP, Independent Registered Public Accounting Firm

23.3                                       Consent of GHP Horwath, P.C., Independent Registered Public Accounting Firm

24.1                                       Powers of Attorney (included on signature page)

Item 9.    Undertakings

    *(a)       The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    *(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    *(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, as of November 9, 2006.

GLOBALSTAR, INC.

By:	/s/ Fuad Ahmad
Fuad Ahmad
Vice President and
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Globalstar, Inc. whose signatures appear below, hereby constitute and appoint James Monroe III and Fuad Ahmad, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 9, 2006.

/s/ James Monroe III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
James Monroe III

/s/ Fuad Ahmad	Vice President and Chief Financial Officer, (Principal Financial and Accounting Officer)
Fuad Ahmad

/s/ Peter J. Dalton	Director
Peter J. Dalton

/s/ James F. Lynch	Director
James F. Lynch

/s/ Richard S. Roberts	Director
Richard S. Roberts